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                                                                    Exhibit 5(a)

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[Lincoln Financial Group(R) LOGO]         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                          [SERVICE OFFICE: 350 CHURCH ST. - MEM1,
                                          HARTFORD, CT  06103-1106]
                                          (HEREINAFTER REFERRED TO AS "THE COMPANY")
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IMPORTANT NOTICE

Since you are applying for insurance, we would like you to know more about our underwriting process and what occurs after you submit your application.

THE UNDERWRITING PROCESS

All forms of insurance are based on the concept of risk-sharing. Underwriters seek to determine the level of risk represented by each applicant, and then assign that person to a group with similar risk characteristics. In this way, the risk potential can be spread among all policyholders within a given risk group, assuring that each assumes his fair share of the insurance cost.

Underwriters collect and review risk factors such as age, occupation, physical condition, medical history and any hazardous avocations. The level of risk and premium for the amount of coverage requested is based on this information.

INVESTIGATIVE CONSUMER REPORT

As a part of our routine procedure for processing your initial application, we may request an investigative consumer report. The agency making the report may keep a copy of the report and disclose its contents to others for whom it performs similar services. The report typically includes information such as identity and residence verification, character, reputation, marital status, estimate of net worth and income, occupation, avocations, medical history, habits, mode of living and other personal characteristics. Additional information is usually obtained from several different sources. Confidential interviews are conducted with neighbors, friends, business associates, and acquaintances. Public records are carefully reviewed.

Past experience shows that information from investigative reports usually does not have an adverse effect on our underwriting decision. If it should, we will notify you in writing and identify the reporting agency. At that point, if you wish to do so, you may discuss the matter with the reporting agency.

You have the right to be interviewed as part of any investigative consumer report that is completed. If you desire such an interview, please indicate this at the time your application is submitted. If you request it, we will supply the name, address and telephone number of the consumer reporting agency so you may obtain a copy of the report.

CONTESTABILITY

We strongly urge you to review the completed application closely for accuracy. During the 2 year contestability period described in the policy, a claim may be denied if the application contains material misrepresentations or fails to disclose material facts. In such a case, the policy could be void and coverage could be lost.

MIB, INC.

Information you provide regarding your insurability or claims will be treated as confidential except that The Company or its reinsurers, may make a brief report of it to MIB, Inc. This is a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or submitted a claim, MIB, Inc. will provide the information it may have in its file.

Upon receipt of a request from you, MIB, Inc. will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB, Inc.'s file, you may contact MIB at: [Box 105 Essex Station, Boston, MA 02112]. You can reach MIB by phone toll free at [(866) 692-6901. (TTY {866} 346-3642)]

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[Lincoln Financial Group(R) LOGO]         Lincoln Life & Annuity Company of New York
                                          Executive Benefits Application - Part I
                                          [350 Church Street, MEM1
                                          Hartford, CT 06103-1106]

CORPORATION INFORMATION

1. Corporation Name                                                             2. Taxpayer Identification Number

____________________________________________________________________________________________________________________________________

3. Address (Street, City, State, Zip)

____________________________________________________________________________________________________________________________________

PLAN ADMINISTRATION CONTACT (SEND ALL CORRESPONDENCE TO NAMED CONTACT IN BROKERS OFFICE OF SERVICING AGENT

4. Name                                                         5. Telephone Number

_____________________________________________________________      (_________)

6. Address (Street, City, State, Zip)

____________________________________________________________________________________________________________________________________

OWNER DESIGNATION (SELECT ONE)

7. [_] Corporation   [_] Trust (Name of Trust, Trustee and Date of Trust)   [_] Other ________________________________

8. Owner Name                                                               9. Taxpayer Identification/Social Security Number

____________________________________________________________________________________________________________________________________

10. Address (Street, City, State, Zip)

____________________________________________________________________________________________________________________________________

11. Name of Trustee                                                         12. Date of Trust

____________________________________________________________________________________________________________________________________

PAYOR DESIGNATION (PLEASE COMPLETE IF THE PAYOR OTHER THAN THE OWNER)

13. Payor Name

____________________________________________________________________________________________________________________________________

14. Address (Street, City, State, Zip)

____________________________________________________________________________________________________________________________________

BENEFICIARY DESIGNATION (SELECT ONE)

15. [_] Corporation

____________________________________________________________________________________________________________________________________

19. [_] Trust (Name of Trust, Trustee and Date of Trust)

____________________________________________________________________________________________________________________________________

20. [_] Split Dollar (enclose a copy of split dollar agreement)

____________________________________________________________________________________________________________________________________

21. [_] Other

____________________________________________________________________________________________________________________________________
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[Lincoln Financial Group(R) LOGO]         Lincoln Life & Annuity Company of New York
                                          Executive Benefits Application - Part I
                                          [350 Church Street, MEM1
                                          Hartford, CT 06103-1106]

POLICY INFORMATION

22. REQUESTED POLICY EFFECTIVE DATE              23. Billing Frequency
______________________________________________   [_] Annual   [_] Semi-Annual   [_] Quarterly   [_] Monthly   [_] Single Premium

24. Basic Plan                                                      25. Death Benefit Option      26. A.B.E. Allocations
                                                                                                  Year 1  ___________________
    [_] Corporate Universal Life ________________________________   [_] 1   [_] 2   [_] 3         Year 2  ___________________
                                                                                                  Year 3  ___________________
                                                                    29. Other Rider(s) Selected   Year 4  ___________________
                                                                    ___________________________   Year 5  ___________________
    [_] Corporate Variable Universal Life _______________________                                 Year 6  ___________________
                                                                    ___________________________   Year 7+ ___________________
27. [_] Guideline Premium Test         28. Planned Premium                                        See attached schedule if more
                                       Funding Schedule             ___________________________           than 7 years
    [_] Cash Value Accumulation Test   [_] Number of Years ______
                                                                    Term % ____________________
                                       [_] Pay to Age ___________

30. Coverage Information: (SELECT ONE)
    Specified Amount $________________________                      [_] See attached Census

OTHER INSURANCE

31. Amount of other Corporate Sponsored Plan life insurance presently in force or applied for: [_] None

                                                                                         In force   Applied for   1035 Exchange
Plan Type: ____________________ - Total  $_______________  Carrier(s) ________________      [_]         [_]          [_] Yes

           ____________________ - Total  $_______________  Carrier(s) ________________      [_]         [_]          [_] Yes

           ____________________ - Total  $_______________  Carrier(s) ________________      [_]         [_]          [_] Yes

Please attach a list of any other additional insurance on a separate sheet.
____________________________________________________________________________________________________________________________________

32. Have you or will you replace, discontinue, stop paying premiums, initiate a reduction in face amount or borrow or surrender cash value of any life insurance or annuity if this insurance is issued? (If yes, provide details) [_] Yes [_] No _______________________

TRUST VERIFICATION

I/WE hereby certify that the Trustee(s) named in this application are the Trustee(s) for the named Trust, which is in full force and effect. The Company assumes no obligation to inquire into the terms of any trust agreement affecting this policy and shall not be held liable for any party's compliance with the terms thereof. The Company may rely solely upon the signature(s) of the Trustee(s)
named in this application to any receipt, release or waiver, or to any transfer or other instrument affecting this policy or any options, privileges or benefits thereunder. Unless otherwise indicated, the signature(s) of all Trustee(s) named, or their successors, will be required to exercise any contractual right under the policy. The Company shall have no obligation to see to the use or application of any funds paid to the Trustee(s) in accordance with the terms of the policy. Any such payment made by the
Company to the Trustee(s) shall fully discharge the Company with respect to any amounts so paid.
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[Lincoln Financial Group(R) LOGO]         Lincoln Life & Annuity Company of New York
                                          Executive Benefits Application - Part I
                                          [350 Church Street, MEM1
                                          Hartford, CT  06103-1106]

COMPLETE THIS SECTION IF CORPORATE/BUSINESS OWNER (SUITABILITY FOR VUL ONLY)

33. Type of Business: ______________________________________________________________________________________________________________

34. Approximate net annual income

[_] Under $1,000,000   [_] $1,000,001 to $10,000,000   [_] $10,000,001 to $50,000,000   [_] Over $50,000,000

35. Total Assets: [_] Under $1,000,000   [_] $1,000,001 to $10,000,000   [_] $10,000,001 to $50,000,000   [_] Over $50,000,000

36. Investment Objectives (CHECK ALL APPLICABLE OBJECTIVES)

[_] Capital Preservation  [_] Current Income  [_] Growth  [_] Tax Advantage/Deferral  [_] Growth and Income

[_] Other (please specify) _________________________________________________________________________________________________________

37. Please provide a brief description of your insurance objective in obtaining this coverage: _____________________________________

____________________________________________________________________________________________________________________________________

38. Source of Premium Dollars: (Check One) [_] Corporate   [_] Individual   [_] Trust

39. Does the Policy Owner have any affiliation with, or work for, a member of a Stock Exchange or the National Association of
Securities Dealers, Inc., or other entity in dealing as agent or principal in securities? (If "Yes", provide the name and address of the company below.) [_] Yes [_] No Company Name and Address: _______________________________________________________________________
____________________________________________________________________________________________________________________________________

40. Have the proper corporate resolutions been adopted authorizing the acquisition of this coverage and exercise of rights there under: [_] Yes [_] No Lincoln Life & Annuity Company of New York reserves the right to require you to provide a copy of such resolutions.

ILLUSTRATION AND BENEFITS

Illustration of benefits, including death benefits, policy values and cash surrender values are available upon request.

DECLARATION

THE SIGNATURES BELOW REPRESENT THE FOLLOWING:

Under penalties of perjury, I/We certify that (a) the social security or Tax ID numbers shown in this application are correct taxpayer identification numbers, and (b) the holders of said numbers are not subject to any backup withholding of U.S. Federal income tax or failure to report interest or dividends.

I/We have read the questions and answers in this application and declare that they are complete and true to the best of my (our)
knowledge and belief. I/We agree a) that this Application shall form a part of any policy issued, and b) that no
Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Application, make or alter any contract, or waive any of the Company's other rights or requirements. I/We agree that coverage can take effect only if the proposed insured is alive, and all answers to all questions on the individual Consent to be Insured form (Guaranteed Issue) or Part
II application (Underwritten) and the/each Proposed Insured(s) remain in the same state of health and insurability as described in each part of the application/consent form at the time when the first premium is paid and the policy is delivered.

If this is a request to exercise an option in an existing policy, the request will become effective in accordance with the terms of that option. If this is a request for change, any and all values may be used to pay for the change and to repay any loan indebtedness. The changed policy will be subject to any loan indebtedness not repaid. Any assignment in effect at the time of this request will apply to any new insurance issued.
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[Lincoln Financial Group(R) LOGO]         Lincoln Life & Annuity Company of New York
                                          Executive Benefits Application - Part I
                                          [350 Church Street, MEM1
                                          Hartford, CT  06103-1106]

FOR VUL ONLY

I/We understand that variable universal life is a life insurance policy. I/We understand that the cash value and Death Benefit proceeds of a variable universal life policy may increase or decrease based upon the investment experience of the sub-accounts, and that a decrease in cash value may cause a lapse in the policy and loss of life insurance coverage except as provided by any lapse protection provision of this policy. I/We have been informed of the risks involved in this life insurance policy and I/we believe the VUL product is suitable given my/our overall objective towards investing.

I/We hereby acknowledge receipt of the current Product and Funds Prospectus(es) pertaining to the Separate Account and all of the variable options.

LIST INDIVIDUALS AUTHORIZED TO SIGN FOR THE OWNER

Print Name                                                Print Name
           --------------------------------------------              --------------------------------------------
Title                                                     Title
      -------------------------------------------------         -------------------------------------------------


Signature                                                 Signature
          ---------------------------------------------             ---------------------------------------------

Print Name                                                Print Name
           --------------------------------------------              --------------------------------------------
Title                                                     Title
      -------------------------------------------------         -------------------------------------------------


Signature                                                 Signature
          ---------------------------------------------             ---------------------------------------------

                                                          SIGNATORY SECTION


Signature of Applicant/Owner/Trustee                                                                   Date
                                     -----------------------------------------------------------------      ----------------------

(PROVIDE OFFICER'S TITLE IF POLICY IS OWNED BY A CORPORATION) ____________________________________________________________________

     1)   Based on information obtained from the Owner, I believe the investment is suitable for the Owner's objectives.

     2)   To the best of my knowledge, the source of funding for this policy does not include: (1) a non-recourse premium financing loan; or (2) any arrangement, other than a premium financing loan, which involves any person or entity with an interest in the potential for earnings based on the provision of funding for the policy.


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             Licensed Representative/Agent Signature                            Print Licensed Representative/Agent Name

-----------------------------------------------------------------   ----------------------------------------------------------------
                               Date                                                    Signed at (City and State)

                                                  APPLICABLE TO VARIABLE LIFE ONLY

I HAVE REVIEWED ALL REQUIRED PAPERWORK AND FIND THIS TRANSACTION IS SUITABLE.


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        Signature of Registered Principal of Broker/Dealer            Name of Registered Principal of Broker/Dealer (Please Print)

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                               Date
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